Exhibit 10.50

The Pearson Group Pension Plan

Deed to alter the Trust Deed

This deed is made on	2009 between:

(1)	Pearson Services Limited; and

(2)	Pearson Group Pension Trustee Limited;

Introduction

(A)	Pearson Services Limited is the Principal Company in relation to the Pearson Group Pension Plan (the “Plan”).

(B)	Pearson Group Pension Trustee Limited is the trustee for the time being of the Plan (the “Trustee”).

(C)	The Plan is governed by the Eighth Consolidated Trust Deed made on 8 February 2006, as amended (the “Trust Deed”).

(D)	Clause A.4 of the Trust Deed says that the Trustee may from time to time and at any time with the consent of the Principal Company by way of formal variation of the provisions of the Plan adopted by any deed or deeds executed by the Trustee and the Principal Company or by any writing signed by or on behalf of the Trustee and the Principal Company alter or modify all or any of the provisions of the Plan subject to the restrictions contained in Clause A.4.

(E)	With effect from the date of this deed, in exercise of its powers under Clause A.4 of the Trust Deed, the Trustee with the consent of Pearson Services Limited, alters and modifies the provisions of the Plan as described in this deed.

Reference scheme underpin

1	Part IV of Schedule 4 (reference scheme underpin) is amended by deleting Paragraph 2 and replacing it with the following:

“2. For each tax year commencing after 5 April 1997, the Trustee shall calculate “RSEarnings” as follows in respect of any Member who is aged under 65:

RSEarnings = 90% of (Upper Earnings - Lower Earnings)

where

1.	Upper Earnings are the lower of:

(i)	the total of all the Earnings in the relevant tax year; and

(ii)	either:

(a)	in respect of any tax year commencing before 6 April 2009, 53 times the weekly Upper Earnings Limit current in that tax year multiplied by the Pensionable Service of the Member in the tax year in days divided by the total number of days in the tax year; or

(b)	in respect of any tax year commencing on and after 6 April 2009, 53 times the weekly Upper Accrual Point current in that tax year multiplied by the Pensionable Service of the Member in the tax year in days divided by the total number of days in the tax year.

2.	Lower Earnings are 52 times the weekly Lower Earnings Limit in the relevant tax year multiplied by the Pensionable Service of the Member in the tax year in days divided by the total number of days in the tax year;

3.	Lower Earnings Limit, Upper Earnings Limit, Upper Accrual Point and Earnings have the same meaning as in the Pension Schemes Act 1993.

4.	Pensionable Service has the same meaning as “service” in section 12B(3) of the Pension Schemes Act 1993 but for the avoidance of doubt, there shall be taken into account only actual service, ignoring service notionally attributable for any purposes of the Plan, whilst the member is an active member in contracted out employment (as defined in section 8 Pension Schemes Act 1993) by reference to the Plan and is aged under 65:”

Executed and delivered as a deed on the date stated at the beginning.

{	Executed as a deed by Pearson Services Limited acting by:
Director

Director/Secretary

{	Executed as a deed by Pearson Group Pension Trustee Limited acting by:

Director

Director/Secretary

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